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                         ICN Pharmaceuticals, Inc.
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ICN Pharmaceuticals, Inc. issued the following press release on March 25, 2002.

ICN Pharmaceuticals, Inc.
NEWS RELEASE

CONTACT: Alan Charles, 714-545-0100, ext. 3013, of ICN Pharmaceuticals, Inc.


                  ICN ANNOUNCES 2002 NOMINATING COMMITTEE

Costa Mesa, Calif. March 25, 2002 /PRNewswire-FirstCall/ -- ICN
Pharmaceuticals, Inc. (NYSE:ICN) announced today that its board of directors had appointed a nominating committee for the 2002 annual meeting, scheduled for May 29, 2002.

The committee, consisting of Ronald Fogleman as chair, Edward Burkhardt and Norman Barker, all independent directors, is charged with reviewing candidates to be nominated for election to the board by shareholders. Fogleman and Burkhardt were nominated and elected by shareholders last year

ICN also released a letter the company had sent last week to Iridian Asset Management and Franklin Mutual Advisers asking those firms to submit their candidates to the committee along with names suggested by the board and other shareholders.

ICN stated that the nomination procedures allow for great input by shareholders in the director selection process without the expense, distraction and divisiveness of a proxy contest.

Milan Panic, Chairman and CEO, said, "I hope that Iridian, Franklin and other shareholders will participate in this fair nomination process established by the board and will work with the nominating committee in the spirit of good corporate governance. In light of the launch of our IPO of Ribapharm Inc., this is the time for all of us to work together to enhance shareholder value through the proposed restructuring."

ICN, headquartered in Costa Mesa, California, is an innovative research-based company. Its therapeutic focus is in anti-infectives, including anti-virals, dermatology and oncology. Ribavirin, Levovirin and Viramidine were discovered in ICN laboratories. Additional information is also available on the Company's website at www.icnpharm.com.

Attached is a copy of the letter dated March 22, 2002 from Milan Panic to Iridian Asset Management LLC and Franklin Mutual Advisers Inc.

ICN stockholders are strongly advised to read the proxy statement relating to ICN's 2002 annual meeting of stockholders when it becomes available, as it will contain important information. Stockholders will be able to obtain this proxy statement, any amendments to the proxy statement and other documents filed by ICN with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, ICN will mail the proxy statement to each stockholder of record on the record date to be established for the stockholders meeting. ICN will also make additional copies of the proxy statement and any amendments to the proxy statement available for free to ICN's stockholders. Please direct your request for the proxy statement to Investor Relations, ICN Pharmaceuticals, Inc., 3300 Hyland Avenue, Costa Mesa, California 92626, telephone (714) 545-0100, extension 3013.

Participant Information
-----------------------

In accordance with Rule 14a-12(a)(1)(i) of the Securities Exchange Act of 1934, as amended, the information concerning persons who may be deemed participants is as follows: ICN, its executive officers and directors named below may be deemed to be participants in the solicitation of proxies for ICN's 2002 annual meeting of stockholders. The number of shares of ICN common stock beneficially owned by each of these persons as of March 15, 2002 is listed in parenthesis after his or her name.

Milan Panic, Chairman of the Board of Directors and Chief Executive Officer, (2,343,051); Adam Jerney, President and a director, (1,077,184); John E. Giordani, Executive Vice President and Chief Financial Officer, (80,815); Gregory Keever, Executive Vice President, General Counsel and Corporate Secretary, (none); Richard A. Meier, Executive Vice President, (159,250); Bill A. MacDonald, Executive Vice President, Strategic Planning (85,032); Alan F. Charles, Executive Vice President, Public Relations (101,763), Johnson Y.N. Lau, Senior Vice President, Research and Development, (50,000); James G. McCoy, Executive Vice President, Human Relations (25,000); David Watt, Executive Vice President, Biomedicals (93,650).

ICN's directors who are not also executive officers are: Norman Barker, Jr. (165,567); Birch E. Bayh, Jr. (112,295); Edward Burkhardt (250,000); Ronald Fogleman (1,000); Roger Guillemin M.D., Ph.D. (144,106); Jean-Francois Kurz (143,278); Steven Lee (25,000); Stephen D. Moses (90,694) and Rosemary Tomich (3,750).

ICN is also party to employment agreements with its executive officers under which executive officers may be entitled to receive compensation and other payments upon certain events, including upon the occurrence of specific events following a change of control. Additionally, ICN's executive officers have options to acquire shares of ICN's common stock, some of which are unvested as of the date hereof. These options will vest upon the occurrence of these events.

Copies of the preliminary prospectus relating to the offering of shares of common stock of Ribapharm Inc. may be obtained from:

The offices of UBS Warburg LLC, 299 Park Ave., New York, NY 10171, (212) 821-3000; or from CIBC World Markets Corp., 417 5th Avenue, 2nd Floor, New York, NY 10016, (212) 667-7200; or from SG Cowen Securities Corporation, 1221 Avenue of the Americas, 6th floor, New York, NY 10020, (212) 278-6000.

A registration statement relating to the shares of common stock of Ribapharm Inc. has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


March 22, 2002


VIA FACSIMILE AND FEDERAL EXPRESS


David Cohen 203-341-7801
Iridian Asset Management LLC
276 Post Road West
Westport, CT 06880-4604


Bradley Takahashi 973-912-0147
Franklin Mutual Advisers Inc.
51 John F. Kennedy Parkway
Short Hills, NJ 07078


Dear Messrs. Cohen and Takahashi:

On behalf of the Board of Directors of ICN I am writing to you to thank you for your support of ICN and in furtherance of the discussions I and certain of my fellow members have had with you and your representatives. The Board of ICN firmly believes that an open dialogue with its shareholders is in the best interest of the Company and that many of the ideas you and your advisers have shared with us are both constructive and useful.

I would like, as part of that dialogue, to report to you as to how the Board has taken your suggestions as well as those of others and implemented them in a way that will improve upon the corporate governance procedures ICN already has in place.

As you know, ICN has long had a Board on which only one or two members of Management sit. In accordance with that policy, Mr. Alan Charles who recently joined ICN as Executive Vice President, will be resigning. Furthermore, we do not intend to re-nominate Mr. Adam Jerney, our President.

At ICN's Board meeting held on March 13, 2002, the Board unanimously approved the appointment of a director nominating committee consisting of Messrs. Ronald Fogleman (Chairman), Edward Burkhardt, and Norman Barker, Jr. All directors on the nominating committee are independent. Indeed, two of those directors, Mr. Fogleman and Burkhardt, were nominated and elected by shareholders. This committee has been charged with reviewing candidates to be nominated for election by ICN shareholders to ICN's Board at the May 2002 annual meeting. We have received your nominees for election to ICN's Board. The Committee will be reviewing their credentials and interviewing them. The Committee had received and will receive other suggestions from current Board members and other shareholders. Once the Committee has reviewed all candidates, it will make its recommendation as to which candidates will be nominated by the Company for election at ICN's May 2002 annual meeting.

The Board believes that the above procedures allow for unprecedented input by shareholders in the director selection process without the expense, distraction, and divisiveness of a proxy contest.

The Board believes that by working with shareholders we can build a stronger ICN and enhance shareholder value for all shareholders. If you would like to discuss these issues further, please feel free to contact me or any member of the Committee.


Very truly yours,

Milan Panic
Chairman of the Board

cc: R. Fogleman
E. Burkhardt
N. Barker, Jr.

------

B. Bayh
A. Charles
R. Guilleman
A. Jerney
F. Kurz
S. Lee
S. Moses
R. Tomich